UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED):

January 14, 2010

BARE ESCENTUALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33048	20-1062857
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

71 Stevenson Street, 22nd Floor

San Francisco, CA, 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 489-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Name And Likeness License Agreement

As previously announced, on January 14, 2010, Bare Escentuals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shiseido Company, Limited, a Japanese corporation (“Parent”), and Blush Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Purchaser has agreed to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock. Following the consummation of the Offer, subject to customary conditions, Purchaser will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation. A complete copy of the Merger Agreement was filed with the Securities and Exchange Commission by the Company pursuant to a Form 8-K on January 15, 2010.

On January 14, 2010, concurrently with the execution of the Merger Agreement, the Company entered into an Amended and Restated Name and Likeness License Agreement (the “New License Agreement”) with Leslie Blodgett (“Ms. Blodgett”). The New License Agreement, which would become effective only upon the consummation of the Offer, would amend, restate and replace in its entirety the Name and Likeness License Agreement between the Company and Ms. Blodgett, which was initially entered into on September 26, 2006 (the “Original License Agreement”). Until a majority of the outstanding shares of common stock of the Company (on a fully-diluted basis) have been validly tendered and not withdrawn and the Purchaser has accepted these shares for payment, the Original License Agreement will continue in full force and effect.

Pursuant to the Original License Agreement, Ms. Blodgett granted the Company an exclusive, worldwide license to use her name, likeness, image, voice, signature, photograph (collectively, the “Property”) and other elements or attributes of her persona, identity or personality for its products and services. When the New License Agreement becomes effective, the Company’s license will not extend to elements or attributes of her persona, identity or personality other than the Property. The license will continue to be royalty-free and perpetual under the New License Agreement, except as described in the New License Agreement.

Pursuant to the New License Agreement, the Company will continue to have the exclusive right to use the Property in a manner substantially consistent with the quality, style and image of the existing licensed marks before completion of the Offer or as may be consented to by Ms. Blodgett. Ms. Blodgett (or her legal representative, heirs or estate) may terminate the New License Agreement upon at least 180 days prior written notice at any time beginning three (3) years after Ms. Blodgett ceases to serve as an officer of the Company having a general management role, provided that such termination shall not in any event become effective before the fifth anniversary of the closing of the Offer.

Under the New License Agreement, following the termination of Ms. Blodgett’s employment with the Company for any reason, Ms. Blodgett will be permitted to use the Property and other attributes of her persona, identity and personality to engage in other business activities and to endorse products and engage in other business activities that do not otherwise compete with the

Company’s brand. If Ms. Blodgett’s employment with the Company terminates without “cause” or by Ms. Blodgett for “good reason,” each as defined in the LB Employment Agreement, Ms. Blodgett would receive a royalty based on those products and services that bear the licensed marks and on which the Company has generated positive net revenue.

A complete copy of the New License Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the terms of the New License Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

See the disclosures regarding the New License Agreement under Item 1.01 above, which disclosures are incorporated herein by reference.

Employment Agreement with Leslie Blodgett

On January 14, 2010, concurrently with the execution of the Merger Agreement, the Company entered into an employment agreement (the “LB Employment Agreement”) with Ms. Blodgett. The LB Employment Agreement, which would become effective only upon the consummation of the Offer, would amend, restate and replace in its entirety Ms. Blodgett’s existing employment agreement with Bare Escentuals Beauty, Inc., which was entered into on December 19, 2008 (the “Existing LB Employment Agreement”). Until a majority of the outstanding shares of common stock of the Company (on a fully-diluted basis) have been validly tendered and not withdrawn and the Purchaser has accepted these shares for payment, the Existing LB Employment Agreement will continue in full force and effect.

Under the terms of the LB Employment Agreement, upon consummation of the Offer, Ms. Blodgett will resign her role as the Chief Executive Officer of the Company and Bare Escentuals Beauty, Inc. and will be appointed the Executive Chair and member of the board of the directors of the Company and the co-principal executive officer of the Company.

Pursuant to the terms of the LB Employment Agreement, Ms. Blodgett will serve as a full-time spokesperson for the Company and will perform such duties as are commensurate with her position as Executive Chair and co-principal executive officer. Ms. Blodgett’s annual base salary will be $700,000, subject to annual cost of living increases as determined by the board of directors of the Company, in its sole discretion. Ms. Blodgett will also be eligible for (i) an annual cash bonus at the 100% target level under the Company’s annual bonus plan and (ii) a cash-based long-term incentive award with a target value equal to $3.585 million upon the attainment by the Company of specified performance conditions for fiscal years 2010, 2011 and 2012, with such long-term incentive award to be subject to accelerated vesting and payment upon a change of control of the Company. Ms. Blodgett will also be entitled to a car allowance, fully-paid family health insurance and certain other perquisites commensurate with her position.

The term of Ms. Blodgett’s employment will end on the third anniversary of the purchase of shares of the Company’s common stock by Purchaser pursuant to the Offer, subject to extension by the mutual written agreement of Ms. Blodgett and the Company. In the event Ms. Blodgett’s employment is terminated due to her death or disability, she or her estate, as applicable, is entitled to receive any earned but unpaid amounts of her base salary, bonus compensation, a pro-rated portion of any bonus she would have earned for the year, the cash value of any accrued but unused vacation and unreimbursed expenses. In the event Ms. Blodgett becomes disabled, the board of directors of the Company may designate another employee to act in her place during any period of disability and she is entitled to receive her base salary and benefits, less any disability income benefits she receives under the Company’s disability income plan.

The LB Employment Agreement provides Ms. Blodgett with certain severance benefits in the event her employment is terminated by the Company other than for “cause” or if she resigns with “good reason,” each as defined in the LB Employment Agreement. In such event, the Company will pay Ms. Blodgett’s accrued base salary through the date of termination, any earned but unpaid bonus, 18 months of her then-current base salary, 150% of the bonus she received for the most recently completed bonus year, the cash value of any accrued but unused vacation, unreimbursed expenses, 18 months of healthcare benefits contributions and a fixed sum to cover life insurance premiums, and, if such termination occurs after December 31, 2010, the long-term incentive award will vest in full and be payable in an amount determined based on (i) with respect to the full fiscal years prior to the termination of Ms. Blodgett’s employment, the actual performance of the Company for such fiscal years and (ii) with respect to the fiscal year in which Ms. Blodgett’s employment is terminated and for each fiscal year thereafter through the end of the long-term incentive award period, the assumed achievement of the target performance conditions for each such fiscal year.

The LB Employment Agreement contains customary nonsolicitation and nondisclosure covenants on the part of Ms. Blodgett.

A complete copy of the LB Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms of the LB Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Employment Agreement with Myles McCormick

On January 14, 2010, concurrently with the execution of the Merger Agreement, the Company entered into an employment agreement (the “MM Employment Agreement”) with Myles McCormick (“Mr. McCormick”), Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company. The MM Employment Agreement, which would become effective only upon the consummation of the Offer, would amend, supersede and replace in their entirety (i) the employment offer letter between the Company and Mr. McCormick, dated as of December 8, 2004, and all amendments thereto, (ii) the Severance Rights Agreement between the Company and Mr. McCormick, dated as of December 19, 2008, and (iii) all prior employment agreements or arrangements between the Company and Mr. McCormick (collectively, the “Existing MM Employment Agreements”). Until a majority of the outstanding shares of common stock of the Company (on a fully-diluted basis) have been validly tendered and not withdrawn and the Purchaser has accepted these shares for payment, the Existing MM Employment Agreements will continue in full force and effect. Under the terms of the MM Employment Agreement, upon consummation of the Offer, Mr. McCormick will be appointed the Chief Executive Officer of the Company.

Pursuant to the terms of the MM Employment Agreement, Mr. McCormick will perform such duties as are commensurate with his position as Chief Executive Officer. Mr. McCormick’s annual base salary will be $700,000, subject to annual cost of living increases as determined by the board of directors of the Company, in its sole discretion. Mr. McCormick will also be eligible for (i) an annual cash bonus at the 100% target level under the Company’s annual bonus plan and (ii) a cash-based long-term incentive award with a target value equal to $3.585 million upon the attainment by the Company of specified performance conditions for fiscal years 2010, 2011 and 2012, such long-term incentive award to be subject to accelerated vesting and payment upon a change of control of the Company. Mr. McCormick will also be entitled to a car allowance, fully paid family health insurance and certain other perquisites commensurate with his position.

The term of Mr. McCormick’s employment will end on the third anniversary of the purchase of shares of the Company’s common stock by Purchaser pursuant to the Offer, subject to extension by the mutual written agreement of Mr. McCormick and the Company. In the event Mr. McCormick’s employment is terminated due to his death or disability, he is entitled to receive any earned but unpaid amounts of his base salary, bonus compensation, a pro-rated portion of any bonus he would have earned for the year, the cash value of any accrued but unused vacation and unreimbursed expenses. In the event Mr. McCormick becomes disabled, the board of directors of the Company may designate another employee to act in his place during any period of disability and he is entitled to receive his base salary and benefits, less any disability income benefits he receives under the Company’s disability income plan.

The MM Employment Agreement provides Mr. McCormick with certain severance benefits in the event his employment is terminated by the Company other than for “cause” or if he resigns with “good reason,” each as defined in the MM Employment Agreement. The Company will pay Mr. McCormick’s accrued base salary through the date of termination, any earned but unpaid bonus, 18 months of his then-current base salary, 150% of the bonus he received for the most recently completed bonus year, the cash value of any accrued but unused vacation, unreimbursed expenses, 18 months of healthcare benefits contributions and a fixed sum to cover life insurance premiums, and, if such termination occurs after December 31, 2010, the long-term incentive award will vest in full and be payable in an amount determined based on (i) with respect to the full fiscal years prior to the termination of Mr. McCormick’s employment, the actual performance of the Company for such fiscal years and (ii) with respect to the fiscal year in which Mr. McCormick’s employment is terminated and for each fiscal year thereafter through the end of the long-term incentive award period, the assumed achievement of the target performance conditions for each such fiscal year.

The MM Employment Agreement contains customary nonsolicitation and nondisclosure covenants on the part of Mr. McCormick.

A complete copy of the MM Employment Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the terms of the MM Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Transaction Bonus Plan

On January 14, 2010, the Company’s board of directors elected to establish the Bare Escentuals, Inc. Transaction Bonus Plan (the “Transaction Bonus Plan”) in which certain employees, including certain of the Company’s named executive officers, who are critical to the Company’s success and whose retention is necessary to ensure a smooth transition in connection with the Merger and the future success of the Company may participate. Upon the consummation of the transactions contemplated by the Merger Agreement, the Transaction Bonus Plan provides for the payment by the Company to certain of its employees of cash bonuses in an aggregate amount not to exceed $1,119,000, with the individual amounts of such cash bonuses and the eligibility criteria for participation in such Transaction Bonus Plan to be determined by the Company’s board of directors in its reasonable discretion.

Under the Transaction Bonus Plan, the cash bonus payments to each of the Company’s named executive officers will be as follows:

Name	Position	Bonus Amount
Leslie Blodgett	Chief Executive Officer	$125,655

Myles McCormick	Chief Operating Officer, Chief Financial Officer and Executive Vice President	$90,940

To participate in the Transaction Bonus Plan, designated employees must remain continuously employed by the Company or a subsidiary of the Company until the date the cash bonus payments are paid under the Transaction Bonus Plan.

A complete copy of the Transaction Bonus Plan is filed herewith as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the terms of the Transaction Bonus Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Safe Harbor for Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “predict,” “will,” “may,” and similar terms. Forward-looking statements in this Form 8-K include, but are not limited to, the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in this Form 8-K relate to future results and events are based on the Company’s current expectations, estimates and projections about its industry, as well as management’s beliefs and assumptions. Forward-looking statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from the results discussed in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by the Company, including the solicitation/recommendation statement to be filed by the Company. Investors and stockholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit 2.1	Amended and Restated Name and Likeness License Agreement, dated as of January 14, 2010, by and between Bare Escentuals, Inc. and Leslie Blodgett.

Exhibit 10.1	Employment Agreement, dated as of January 14, 2010, by and between Bare Escentuals, Inc. and Leslie Blodgett.

Exhibit 10.2	Employment Agreement, dated as of January 14, 2010, by and between Bare Escentuals, Inc. and Myles McCormick.

Exhibit 10.3	Bare Escentuals, Inc. Transaction Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bare Escentuals, Inc.

Date: January 19, 2010	By:	/S/ MYLES MCCORMICK
	Name:	Myles McCormick
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit 2.1	Amended and Restated Name and Likeness License Agreement, dated as of January 14, 2010, by and between Bare Escentuals, Inc. and Leslie Blodgett.

Exhibit 10.1	Employment Agreement, dated as of January 14, 2010, by and between Bare Escentuals, Inc. and Leslie Blodgett.

Exhibit 10.2	Employment Agreement, dated as of January 14, 2010, by and between Bare Escentuals, Inc. and Myles McCormick.

Exhibit 10.3	Bare Escentuals, Inc. Transaction Bonus Plan